UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 9, 2022

AUGMEDIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56036	83-3299164
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Sutter Street, Suite 1300, San Francisco, California 94104

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 669-4885

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AUGX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

Compensatory Arrangements of Certain Officers

Appointment of Laurie McGraw to Board of Directors

On March 9, 2022, the board of directors (the “Board”) of Augmedix, Inc. (the “Company”) appointed Ms. Laurie McGraw to serve as a Class II director, effective immediately, with a term expiring at the Company’s 2022 annual meeting of stockholders (the “Annual Meeting”) or until her successor has been duly elected or appointed or until her earlier resignation or removal. Ms. McGraw is eligible for re-election at the Annual Meeting for a 3 year term.

Ms. McGraw, age 58, is currently Senior Vice President, Health Solutions, a division of the American Medical Associations (“AMA”), where she is responsible for AMA’s data solutions used for innovation and standard-setting across the entire healthcare industry, which is a position she has held since February 2016. From 2013 to 2015, Ms. McGraw served as Chief Executive Officer of Shareable Ink, a clinical documentation and data solutions company. From 2000 to 2013, Ms. McGraw served in various leadership roles at Allscripts including President, Enterprise Solutions and Chief Client Officer. She joined Allscripts when it was a $30 million company and oversaw its growth into a $1.5 billion company. Ms. McGraw also spent ten years as a development leader and head of client success at ChannelHealth/IDX before its sale to Allscripts. Ms. McGraw received an Sc. B. with honors from Brown University.

Ms. McGraw’s compensation for serving as a director consists of a cash fee in the amount of $40,000 per year for services as a member of the Board, and a stock option to purchase 18,817 shares of the Company’s common stock at an exercise price of $2.48 per share, with such option vesting in 1/4th increments over 4 months subject to Ms. McGraw’s continuous service as a Board member. Such stock option was granted under the Company’s 2020 Equity Incentive Plan.

There were no arrangements or understandings between Ms. McGraw and any other persons pursuant to which Ms. McGraw was selected as a director. Neither Ms. McGraw nor any member of her immediate family has or had a direct or indirect interest in any transaction in which the Company or any of its subsidiaries is or was a participant that would be required to be disclosed under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

A copy of the Company’s press release announcing the appointment of Ms. McGraw is furnished hereto as Exhibit 99.1.

The information set forth in Item 7.01 of this Current Report on Form 8-K and in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information set forth in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated March 10, 2022.

104	Cover Page Interactive Data File--the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUGMEDIX, INC.

Dated: March 15, 2022	By:	/s/ Paul Ginocchio
Paul Ginocchio
Chief Financial Officer

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